EXHIBIT 99.1
Core-Mark Completes Deal to Acquire J. T. Davenport & Sons, Inc.

South San Francisco, California - December 20, 2012 - Core-Mark Holding Company, Inc. (Nasdaq: CORE), one of the largest marketers of fresh and broad-line supply solutions to the convenience retail industry in North America, announced today that it has closed its previously announced acquisition of J.T. Davenport & Sons, Inc. effective December 17, 2012.

The purchase price at closing was approximately $38 million and is subject to a 120 day adjustment period. The purchase price was based on the value of certain assets, liabilities and a premium, all of which is subject to a fair value assessment. No debt or real property was assumed in this transaction, and Core-Mark funded $34 million at closing with a $4 million indemnification holdback. The deal is expected to be accretive in 2013, excluding approximately $2.5 million in start-up and conversion costs, a portion of which will be incurred in 2012.

About Core-Mark
Core-Mark is one of the largest marketers of fresh and broad-line supply solutions to the convenience retail industry in North America. Founded in 1888, Core-Mark offers a full range of products, marketing programs and technology solutions to approximately 31,000 customer locations in the U.S. and Canada through 28 distribution centers (excluding two distribution facilities the Company operates as a third party logistics provider). Core-Mark services traditional convenience retailers, grocers, drug, liquor and specialty stores, and other stores that carry convenience products. For more information, please visit www.core-mark.com.

Safe Harbor
Except for historical information, the statements made in this press release are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial conditions or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.
Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Forward-looking statements in some cases can be identified by the use of words such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan,” “propose” or other similar words or expressions. Forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, our ability to complete the transaction considering the various closing conditions, including those conditions related to any regulatory approvals; our ability to successfully integrate acquired businesses; unexpected costs and benefits of the transaction; changes in management plans relating to the transaction or the entity acquired; failure or disruptions of information technology systems or of our ability to integrate the information technology systems of the acquired business; our ability to borrow additional capital; changes in the expected timing of the completion of the transaction; governmental regulations and changes thereto, including fair trade and tax laws; our ability to achieve the expected benefits of implementation of marketing initiatives; our reliance on manufacturer discount and incentive programs and cigarette excise stamping allowances; and our dependence on senior management. Refer to the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 8, 2012 and Part II, Item 1A, “Risk Factors” of any quarterly report on Form 10-Q subsequently filed by us. Except as provided by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Ms. Milton Gray Draper, Director of Investor Relations at 650-589-9445 x3027 or at mdraper@core-mark.com.